Exhibit 10.7

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made and entered into this 24th day of June, 2009, by and among OPHTHALMIC IMAGING SYSTEMS (the “Purchaser”), MEDIVISION MEDICAL IMAGING LTD. (the “Seller”), and STEPHEN L. DAVIS, ESQ. (the “Escrow Agent”). Capitalized terms used in this Agreement not otherwise defined herein shall have their respective meanings given to them in the Asset Purchase Agreement (as defined below).

R E C I T A L S

WHEREAS, the Purchaser and the Seller are parties to that certain Asset Purchase Agreement, dated June 24, 2009 (the “Asset Purchase Agreement”); and

WHEREAS, the Purchaser and the Seller have agreed that (i) 3,793,452 shares (the “Initial Escrow Shares”) of common stock, no par value (the “Common Stock”), of the Purchaser beneficially owned by the Seller will be deposited into an escrow account on the closing date (the “PA Closing Date”) of the sale by the Purchaser to U.M AccelMed, Limited Partnership (“AccelMed”) of 9,633,228 shares of Common Stock and warrants to purchase 3,211,076 shares of Common Stock pursuant to that certain Purchase Agreement, dated June __, 2009, between the Purchaser and AccelMed and (ii) 2,000,000 shares (the “Remaining Escrow Shares,” and collectively with the Initial Escrow Shares, the “Escrow Shares”) of Common Stock will be deposited in an escrow account on the closing date (the “APA Closing Date”) of the Asset Purchase Agreement, in each case pursuant to Section 10.5 of the Asset Purchase Agreement; provided, that the Seller shall have no obligation to deposit the Remaining Escrow Shares into the Escrow Account (as defined below) if the Seller has satisfied and discharged all of its OCS Debt and Obligations (as defined in the Asset Purchase Agreement) prior to the APA Closing Date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

ARTICLE 1

ESCROW SHARES

1.1   Delivery.     (i) On the PA Closing Date, the Seller shall deposit with the Escrow Agent, to be held by the Escrow Agent pursuant to the terms of this Agreement, certificates representing the Initial Escrow Shares and the stock powers executed in blank with respect to such Initial Escrow Shares (the “Initial Escrow Materials”) and the Escrow Agent shall deliver the Purchaser on or about such date, a written confirmation of his receipt of the Initial Escrow Materials; and

(ii) on the APA Closing Date, the Seller shall deposit with the Escrow Agent, to be held by the Escrow Agent pursuant to the terms of this Agreement, certificates representing the Remaining Escrow Shares and the stock powers executed in blank with respect to such Remaining Escrow Shares (the “Remaining Escrow Materials”) and the Escrow Agent

shall deliver the Purchaser on or about such date, a written confirmation of his receipt of the Initial Escrow Materials; provided, that the Seller shall have no obligation to deposit the Remaining Escrow Shares into the Escrow Account (as defined below) if the Seller has satisfied and discharged all of its OCS Debt and Obligations prior to the APA Closing Date. The Remaining Escrow Materials shall be deposited together with an irrevocable power of attorney authorizing the Escrow Agent to release the Remaining Escrow Shares from the Pledge (as defined below), to file a release notice with the Israeli Registrar of Pledges and to take any other reasonable action required to implement such release (without the need for any further consent from the Lenders (as defined below)) immediately prior to any event on which the Escrow Agent shall be entitled to dispose the Remaining Escrow Shares pursuant this Agreement, resulting in the Remaining Escrow Shares being free and clear of any third party charge or rights (as shall be evidenced in writing Israeli Registrar of Pledges’ printout);

provided, further that, in the case of (i) and (ii) above, the Seller may, at any time and in its sole discretion (subject to the terms herein), replace the Escrow Shares with an autonomous bank guarantee of a reputable Israeli or US bank, the identity of which should be approved in advance by the Purchaser (the “Guarantee”) reflecting the Fair Market Value (as defined herein) of the Escrow Shares, by depositing the Guarantee with the Escrow Agent, whereupon the Escrow Agent shall confirm receipt of such Guarantee to the Purchaser and shall immediately release the appropriate amount of the Escrow Shares to the Seller. The terms and conditions of the Guarantee shall be subject to the prior approval of the Purchaser, which shall not be unreasonably withheld, provided, further that the terms and conditions of the Guarantee (including the conditions and procedure for the realization of the Guarantee) shall not be less favorable to the Purchaser than the rights and remedies granted to the Purchaser and/or the Purchaser’s ability to recover from the Escrow Property (as defined below) under this Agreement. The Escrow Property shall be held in escrow until the earlier of (i) date of the termination of the Asset Purchase Agreement, or (ii) the later of (A) the 24 month anniversary of the date of the APA Closing Date or (B) the satisfaction and discharge by the Seller of the OCS Debt and Obligations (the “Termination Date”).

For purposes of this Section 1.1(ii) “Pledge” shall mean that certain security and pledge rights granted to the Lenders under that certain convertible loan agreement between the Purchaser, Seller, the Lenders and Delta Trading And Services (1986) Ltd, dated January 12, 2009 with respect to an aggregate of 4,837,391 shares of Common Stock of the Purchaser which are owned by MediVision, out of which 2,000,000 shares of Common Stock of the Purchaser are pledged to the Lenders and “Lenders” shall mean Noam Allon, Gill Allon and Ariel Shenhar.

1.2        Receipt; Escrow Account. The Escrow Agent hereby agrees (i) to accept delivery of the Escrow Shares or the Guarantee (subject to the Purchaser’s approval set forth above) and process such delivery based on instructions given to the Escrow Agent and (ii) to hold the Escrow Shares or the Guarantee in an escrow account (the “Escrow Account”) in accordance with the terms and conditions of this Agreement and for the uses and purposes stated herein. The Escrow Account, unless it holds cash, shall not be an interest bearing account. Cash, if any, held in the Escrow Account shall be invested in a money market account mutually acceptable to the Purchaser and the Seller, as specified in written instructions from the Purchaser and the Seller to the Escrow Agent. In no event shall any part of the Escrow Shares or the Guarantee be commingled with any other securities held by the Escrow Agent. The Escrow Account shall not be subject to any lien or attachment by any creditor of either party hereto and shall be used solely for the purposes set forth in this Agreement and the Asset Purchase Agreement. The Escrow Shares or the Guarantee and any amounts in the Escrow Account shall not be used by the Escrow Agent to offset any obligations that either the Purchaser or the Seller might have to the Escrow Agent or any of its affiliates, whether under this Agreement or under any other agreement or arrangement in any other capacity, nor shall the Escrow Agent have any lien or claim upon the assets in any form whatsoever.

1.3        Distribution and Dividends. All cash dividends on the Escrow Shares, when and if received by the Escrow Agent, shall be remitted and paid by the Escrow Agent directly to the Seller and shall not be subject to this Agreement. Additional shares of capital stock issued on or with respect to the Escrow Shares as a result of stock splits, stock dividends or other similar capital adjustments to, or recapitalizations on, the Escrow Shares or all other distributions (other than cash dividends) thereof (the “Additional Distributions”) shall be delivered directly by the Purchaser (through its stock transfer agent) to the Escrow Agent and shall not be issued to the Seller, and shall be retained in the Escrow Account subject to the terms hereof and shall constitute Escrow Property. The Escrow Agent hereby agrees to accept delivery of the Additional Distributions and to hold the Additional Distributions in accordance with the terms and conditions of this Agreement. The Escrow Agent shall deliver the Purchaser on or about such date, a written confirmation of his receipt of the Additional Distributions. The Seller shall be treated as the beneficial owner of the Escrow Property for tax purposes.

1.4       Voting of Shares. All voting rights with respect to the Escrow Shares shall be exercised by the Seller.

1.5       Transferability; Sale. The interest of the Seller in the Escrow Shares and any other property comprising the Escrow Account (the “Escrow Property”) shall not be offered for sale, sold, pledged, assigned, transferred (including by operation of law) or otherwise disposed of, directly or indirectly, or be subject to a transaction which would have the same effect, or be subject to any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Escrow Property, whether any such aforementioned transaction is to be settled by delivery of the Escrow Property, in cash or otherwise, so long as such Escrow Property is held by the Escrow Agent hereunder; provided, however, that the Escrow Agent may sell, transfer, or otherwise dispose of the Escrow Property pursuant to Sections 2.1 and 2.2 hereof, and as otherwise provided in this Agreement.

1.6       Nothing in this Agreement shall limit or restrict the Seller from entering into an agreement with AccelMed and the other parties named therein for the election of directors of the Company and vote of the Escrow Shares and the performance of its obligations thereunder.

ARTICLE 2

DISBURSEMENTS

2.1       Disbursement Request. At any time prior to the Termination Date, upon written certification by the Purchaser to the Escrow Agent (i) that an amount is due and payable by the Seller to the Purchaser pursuant to Section 10.2 of the Asset Purchase Agreement (an “Indemnification Claim Amount”) and such amount has not been paid, (ii) that an amount is due and payable by the Seller to the Purchaser pursuant to Section 8.14 of the Asset Purchase Agreement (an “Elop Claim Amount”), and such amount has not been paid; (iii) that an amount in is due and payable by the Seller to the Purchaser pursuant to Section 8.15 of the Asset Purchase Agreement (an “United Mizrachi Bank Claim Amount”) and such amount has not been paid, or (iv) that an amount is due and payable by the Seller to the Purchaser pursuant to Section 8.16 of the Asset Purchase Agreement (an “OCS Claim Amount”), and such amount has not been paid, the Purchaser (on its own behalf or on behalf of any other Person to whom such amount is to be paid) may request a disbursement, subject to Article 3 hereof, from the Escrow Account in payment of such amount, or a portion thereof, if any, by delivering to the Escrow Agent and the Seller a written notice (a “Purchaser Payment Request”) which specifies the Indemnification Claim Amount, the Elop Claim Amount, the United Mizrachi Bank Claim Amount or the OCS Claim Amount, as the case may be, and which may include instructions to the Escrow Agent to sell Escrow Shares on behalf of the Seller in customary broker transactions on the OTC Bulletin Board (or wherever the Common Stock is then listed or quoted for trading) in an amount equal to the Indemnification Claim Amount, the Elop Claim Amount, United Mizrachi Bank Claim Amount or the OCS Claim Amount, as the case may be, and to wire the proceeds from such sale to the account of the Purchaser set forth in the Purchaser Payment Request. Each Purchaser Payment Request shall be accompanied by a representation to the Escrow Agent that a copy of such Purchaser Payment Request has been provided to the Seller.

2.2       Distribution of the Escrow Fund.

(a)       Disbursements upon Joint Instructions. The Escrow Agent will distribute the Escrow Property, or any portion thereof, having a Fair Market Value equal to the Indemnification Claim Amount, the Elop Claim Amount, the United Mizrachi Bank Claim Amount, or the OCS Claim Amount, as the case may be (or such lesser amount of Escrow Property as is then held in the Escrow Account), in accordance with, and upon receipt of, the instructions of the Purchaser and the Seller.

(b)       Disbursements upon Purchaser Payment Request. (1) Subject to the provisions of Article 3, on the tenth (10th) Business Day after receipt from the Purchaser of a Purchaser Payment Request with respect to an Indemnification Claim, the Escrow Agent will distribute to the Purchaser (for the account of the Purchaser or another Person, as the case may be) the Escrow Property, or any portion thereof, (i) in the case of Escrow Shares, having a Fair Market Value equal to the Indemnification Claim Amount, or (ii) in the case of cash, equal to the Indemnification Claim Amount (or in each case, such lesser amount of Escrow Property as is then held in the Escrow Account).

(2)       Subject to the provisions of Section 3.2, on the tenth (10th) Business Day after receipt from the Purchaser of a Purchaser Payment Request with respect to an Elop Claim Amount, the Escrow Agent will distribute to the Purchaser (for the account of the Purchaser or another Person, as the case may be) the Escrow Property, or any portion thereof, (i) in the case of Escrow Shares, having a Fair Market Value equal to the Elop Claim Amount, or (ii) in the case of cash, equal to the Elop Claim Amount (or in each case, such lesser amount of Escrow Property as is then held in the Escrow Account); and following such distribution to the Purchaser, the Escrow Agent shall distribute to the Seller, if applicable, Escrow Shares in an amount equal to 602,409 minus the shares used to satisfy the Elop Claim Amount.

(3)       Subject to the provisions of Section 3.2, on the tenth (10th) Business Day after receipt from the Purchaser of a Purchaser Payment Request with respect to an United Mizrachi Bank Claim Amount, the Escrow Agent will distribute to the Purchaser (for the account of the Purchaser or another Person, as the case may be) all of the Escrow Shares or cash from the sale of all the Escrow Shares.

(4)       Subject to the provisions of Section 3.2, on the tenth (10th) Business Day after receipt from the Purchaser of a Purchaser Payment Request with respect to an OCS Claim Amount, the Escrow Agent will distribute to the Purchaser (for the account of the Purchaser or another Person, as the case may be) the Escrow Property, or any portion thereof, (i) in the case of Escrow Shares, having a Fair Market Value equal to the OCS Claim Amount, or  (ii) in the case of cash, equal to the OCS Claim Amount (or in each case, such lesser amount of Escrow Property as is then held in the Escrow Account); and following such distribution to the Purchaser, the Escrow Agent shall distribute to the Seller, Escrow Shares, if applicable, in an amount equal to either (A) if the APA Closing has occurred, 4,337,349 minus the shares used to satisfy the OCS Claim Amount, or (B) if the APA Closing has not occurred 2,337,349 minus the shares used to satisfy the OCS Claim Amount.

(c)       Disbursement upon Lapse of twelve (12) Months. On the twelve (12) month anniversary of the date of this Agreement, the Escrow Agent will distribute to the Seller 426,847 Escrow Shares.

(d)       Disbursement upon Lapse of twenty-four (24) Months. On the twenty-four (24) month anniversary of the date of this Agreement, the Escrow Agent will distribute to the Seller 426,847 Escrow Shares.

(e)       Disbursement upon Lapse of Termination Date. On the Termination Date, and subject to sixty (60) days prior written notice to the Purchaser and the Seller (a “Termination Notice”), the Escrow Agent will distribute to the Seller the remaining portion of the Escrow Account, or the undisputed portion thereof (if any) in the event that (i) the Purchaser has delivered any Purchaser Payment Request prior to or subsequent to the delivery of the Termination Notice, (ii) any portion of the Escrow Account is subject to a Payment Dispute (as defined below) at such time, (iii) or in the event that the Purchaser has made any other valid claim in return to the termination notice delivered to it.

It is hereby understood and agreed that any Escrow Shares to be distributed or sold, as the case may be, pursuant to this Section 2.2 that are subject to a pledge agreement in favor of Agfa Gevaert N.V., Delta Trading and Services (1986), Ltd., Gil Allon, Noam Allon, Ariel Shenhar and/or Yuval Shenhar, if to be distributed to the Seller, will be distributed prior to any other Escrow Shares that are not subject to such pledge agreement, and if to be distributed to the Purchaser or sold by the Escrow Agent will be distributed or sold after all other Escrow Shares not subject to such pledge agreement are distributed or sold.

ARTICLE 3

DISPUTE RESOLUTION

3.1       Payment Disputes.

(a)       If, after delivery of a Purchaser Payment Request with respect to an Indemnification Claim Amount, the Seller desires to challenge the amount of the disbursement requested therein (a “Payment Dispute”), then the Seller must do so prior to the tenth (10th) Business Day after a Purchaser Payment Request is given by delivering to the Escrow Agent and the Purchaser written notice (a “Dispute Notice”) describing in reasonable detail the amount of the requested distribution to be challenged and the basis for such challenge. If the Seller delivers a Dispute Notice or any dispute otherwise arises as to the terms of the Escrow Account, the Purchaser and the Seller shall attempt to resolve the dispute and if they are unable to do so within thirty (30) days after delivery of the Dispute Notice, the dispute shall be resolved in accordance with the dispute resolution procedures contained in Section 12.5 of the Asset Purchase Agreement. If, upon final resolution of the dispute, either by mutual agreement or in accordance with the dispute resolution procedures contained in Section 12.5 of the Asset Purchase Agreement, all or a portion of the Escrow Property is determined to be payable to the Purchaser, upon receipt of (i) a joint written direction of the Purchaser and the Seller, or (ii) any final non-appealable Order directing the Escrow Agent as to the disposition of such dispute, then the Escrow Agent shall promptly release to the Purchaser the amount so determined/directed. Each party shall be responsible for its own fees and expenses in connection with a dispute of any Indemnification Claim Amount, Elop Claim Amount, United Mizrachi Bank Claim Amount or OCS Claim Amount, provided that if the final non-appealable Order direct the payment to the Purchaser of the all or substantially all the amount claimed by the Purchaser under the Purchaser Payment Request, then the Seller shall reimburse the Purchaser for all expenses incurred by the Purchasers in connection with a dispute under this Section 3.1.

(b)       It is hereby agreed and acknowledged by the Seller that any and all Purchaser Payment Requests with respect to Elop Claim Amount, United Mizrachi Bank Claim Amount or OCS Claim Amount shall not be subject to the dispute procedure set fort in Section 3.1(a) above and the Escrow Agent shall distribute Escrow Property, or any portion thereof on the tenth (10th) Business Day after receipt from the Purchaser of a Purchaser Payment Request, as set forth in Section 2.2(b).

3.2       Valuation of Escrow Property.

(a)       Fair Market Value. For purpose of this Agreement,

(i) the Fair Market Value of each Escrow Share in connection with an Indemnification Claim Amount, an United Mizrachi Bank Claim Amount and an OCS Claim Amount shall be the volume weighted average price based on the closing price per share of the Purchaser’s Common Stock on the OTC Bulletin Board (or wherever the Common Stock is listed or quoted for trading on the date in question) for the thirty-day trading period ending on the day prior to the date on which the claim was “finally determined” (as defined below), with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization or other similar capital adjustments with respect to the Purchaser’s Common Stock

(ii) the Fair Market Value of each of the Escrow Shares in connection with an United Mizrachi Bank Claim Amount shall be $0.41522 per share, with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization or other similar capital adjustments with respect to the Purchaser’s Common Stock, and

(iii) the Fair Market Value of each Escrow Share for the purpose of providing the Guarantee shall be the volume weighted average price based on the closing price per share of the Purchaser’s Common Stock on the OTC Bulletin Board (or wherever the Common Stock is listed or quoted for trading on the date in question) for the thirty-day trading period ending on the day prior to the date of replacing the Escrow Shares with the Guarantee.

For purposes of this Section 3.2, the date on which a claim was “finally determined” shall mean (a) in the case of Section 2.2(a), the payment date stated in the joint written instructions; (b) in the case of Section 2.2(b), the payment date stated in the Purchaser Payment Request; provided, however, that nothing in this Section 3.2(a) shall prejudice the right of any indemnified party to seek full indemnification for any Indemnification Claim Amount, Elop Claim Amount, United Mizrachi Bank Claim Amount, or OCS Claim Amount for which the Escrow Property is not the sole recourse pursuant to the Asset Purchase Agreement. Notwithstanding anything to the contrary herein, Escrow Property to be released shall be rounded to the nearest share.

(b)       Calculation. The Fair Market Value with respect to an Indemnification Claim Amount, a Elop Claim Amount or an OCS Claim Amount shall be calculated by the Purchaser within five (5) Business Days after the date on which a claim has been “finally determined” (as defined in Section 3.2(a) above), and the results of such calculation shall be provided to the Escrow Agent in writing signed by the Purchaser (the “Calculation Notice”) within such 5-day period. In no event shall the Escrow Agent be required to determine the Fair Market Value of the Escrow Property. The Calculation Notice shall specify (i) the Indemnification Claim Amount, the Elop Claim Amount or the OCS Claim Amount; (ii) the Fair Market Value of Escrow Property on a per share basis; and (iii) and the exact number of shares of Escrow Shares and the amount of other Escrow Property (if any) to be released from the escrow.

The Escrow Agent shall have no duty whatsoever to independently verify the accuracy of the calculations provided pursuant to this Sections 3.2(b)(1) or (2) and shall be entitled to rely on the calculation provided to the Escrow Agent by the Purchaser.

ARTICLE 4

ESCROW AGENT

4.1       Appointment. The Purchaser and the Seller hereby appoint the Escrow Agent to serve hereunder and the Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Agreement. The Seller hereby acknowledges that the Escrow Agent also serves as outside legal counsel to the Purchaser, and shall continue to serve as counsel to Purchaser. Both Seller and Purchaser expressly agree to waive any conflicts of interest arising from the Escrow Agent’s role or performance of duties under this Agreement or as counsel to Purchaser.

4.2       Duties; Limitation of Liability of Escrow Agent.

(a)       The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instructions, other than as outlined in this Agreement. It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of the Escrow Property, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Property until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final decision of the arbitrators in accordance with the dispute resolution procedures contained in Section 12.5 of the Asset Purchase Agreement.

(b)       The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Escrow Agent shall have no duty to solicit any items which may be due it hereunder.

(c)       The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent’s willful misconduct or gross negligence was the primary cause of any loss to the Purchaser or the Seller.

(d)       The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given jointly by the Purchaser and the Seller, or by the Purchaser (to the extent that the Seller was provided with the right to dispute a payment pursuant to an in accordance with Section 3.1 above).

(e)       In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

(f)        If, in the sole opinion and discretion of the Escrow Agent, a conflict or dispute arises, and as a result of that conflict or dispute the Escrow Agent is unable to perform his duties or resolve the conflict or dispute, then the Escrow Agent may refer the matter to private arbitration by another attorney. The Escrow Agent shall notify the parties of his decision to refer the matter to arbitration, and the parties promptly shall select an arbitrator. If the parties are unable to agree on an arbitrator, or cannot choose an arbitrator within 10 days of the Escrow Agent’s notification of a conflict or dispute, then the Escrow Agent may choose the arbitrator. The arbitrator shall be an attorney in the County of Sacramento, California, licensed to practice law in the State of California. Once the arbitrator has been chosen and assigned the dispute or conflict relating to the Escrow Agent’s duties, the parties shall promptly deliver to the arbitrator all arguments and materials necessary to assist the arbitrator in rendering a decision. The arbitrator may, and shall try to, resolve the dispute or conflict within twenty days of being chosen by the parties or Escrow Agent. The decision of the arbitrator shall be final and nonappealable.

4.3       Indemnification. The Purchaser and the Seller hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of investigating or defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. The costs of enforcing this indemnity shall be paid by the Purchaser and the Seller if the Escrow Agent is determined by a court of competent jurisdiction to be the prevailing party; provided, that the Purchaser, on the one hand, and the Seller, on the other hand, shall each pay one-half of such costs. This right of indemnification shall survive the termination of this Agreement and the resignation of the Escrow Agent.

4.4       Compensation/Fees to Escrow Agent. The Escrow Agent has agreed to serve without compensation for his services hereunder. Notwithstanding the foregoing, the Escrow Agent shall be entitled to be reimbursed for all costs and expenses incurred in performing his duties hereunder, and shall be compensated for time spent as Escrow Agent at his then standard hourly rate by the Purchaser.

ARTICLE 5

OTHER PROVISIONS

5.1       Notices. Any notice or other document to be given hereunder by any party hereto to any other party shall be give in the manner required by Section 12.6 of the Asset Purchase Agreement.

5.2       Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving its resignation to the parties to this Agreement, specifying a date not less than thirty (30) calendar days following such notice date of when such resignation will take effect, provided that in no event shall the Escrow Agent resign prior to appointment of a successor to ensure that the Escrow Property shall consecutively be held in escrow under the terms herein during until the termination Date. The Purchaser will designate a successor escrow agent prior to the expiration of such period by giving written notice to the Escrow Agent and the Seller. In addition, the Purchaser may appoint, at any time prior to the termination Date, a successor escrow agent with the consent of the Seller, which consent shall not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Property to such designated successor. The terms of this Agreement shall bind any successor escrow agent.

5.3       Governing Law.   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5.4       Representation and Warranties of the Purchaser and the Seller. Each of the Purchaser and the Seller hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Agreement does not and will not violate any applicable law or regulation.

5.5       Further Acts and Assurances. The parties agree to execute and deliver any and all documents and to take such further action as shall be reasonably required to effectuate the provisions of this Agreement.

5.6.      Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

5.7       Amendment; Waiver. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereto may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

5.8       Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

5.9       Integration. This Agreement and the Asset Purchase Agreement contain the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first written above.

Purchaser: OPHTHALMIC IMAGING SYSTEMS By: /s/ Gil Allon Name: Gil Allon Title: Chief Executive Officer By: /s/ Ariel Shenhar Name: Ariel Shenhar Title: Chief Financial Officer

Seller: MEDIVISION MEDICAL IMAGING LTD. By: /s/ Noam Allon Name: Noam Allon Title: President and Chief Executive Officer Escrow Agent: /s/ Stephen L. Davis, Esq. Stephen L. Davis, Esq.

11